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EXHIBIT 99.13
MINUTES OF SPECIAL MEETING OF BOARD OF DIRECTORS
FOR NOVEMBER 27, 1998

Equity Growth Systems, inc.
A publicly held Delaware corporation

         Minutes of Special Meeting of Board of Directors

     A special meeting of the Board of Directors for Equity Growth Systems, inc. (the "Board" and the "Company," respectively), was held by telephone conference on November 27, 1998, at 10:30 A.M., after provision of notice to all members by telephone and facsimile transmission. A copy of such notice is appended hereto as exhibit "A". All exhibits were provided to the participants by facsimile transmission.

     The following Directors were present at the telephone conference meeting held on November 27, 1998: Mr. Scimeca, Mr. Joffe, Ms. Field, Mr. Chamberlin.

     The following Directors were absent: Mr. Edward "Ted" Granville-Smith. Unable to attend for health reasons.

    The meeting was called for the following purposes:

     1) ratification of agreement dated May 6, 1998 for service rendered by Carrington Capital Corporation; and

    2) the approval of subscription agreements and direction to General Counsel to issue opinion letters for transfer of stock upon payment for stock by each subscriber; and

     3) authorization to Yankee Companies and certain directors to compromise certain debts and liabilities of the Company; and

    4) authorization for the transfer of 50,000 shares of the company's common stock to the Yankee Companies for reimbursement for stock transferred by the Calvo Family Spendthrift Trust to Carrington Capital Corporation, for the benefit of the Company.

     1. On May 6, 1998, the Company entered an agreement with Carrington Capital Corporation for services agreeing to transfer 50,000 shares of .01 common stock as follows: 25,000 shares as of May 6, 1998, and an additional 25,000 shares once trading of the shares commenced on the OTCBB. The stock began trading on November 18, 1998. This agreement should be ratified by the Board of Directors. Agreement is attached as Exhibit "B"

     2. At Mr Granville-Smith's request, The Yankee Companies, Inc, formed a small investment group (compromised of Yankee and persons associated therewith), which entered into a series of subscription agreements with the Corporation designed to provide emergency capital required to discharge current obligations. Signed copies for which are attached hereto in the composite Exhibit "C".

     3. Numerous individuals and entities claim certain compensation for services rendered or claim to be otherwise creditors of the Company, a list of whom is attached and marked Exhibit "D". The Company President has requested that the Board authorize The Yankee Companies, Inc., to compromise the debts listed on Exhibit "D" except for the debt with William A. Calvo, III who is a principal with The Yankee Companies, Inc and who has indicated to the Company President that a conflict of interest exists only as to his own claim for fees. The Company President requests that the Board of Directors authorize him and Director Tony Joffe and Director Penny Fields to negotiate on behalf of the Company any compromise with Mr. Calvo.

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     4. Earlier this year, at Mr  Granville-Smith's  request,  the Calvo Family
Spendthrift Trust transferred to Carrington Capital Corporation 50,000 shares of privately owned stock in the Company as an enticement for Carrington to participate with the Company. The newly elected President has requested the Company reimburse the Yankee Companies, Inc., with the issuance of 50,000 shares of Common Stock.

  Mr. Chamberlin was elected by the members participating to act as the Chairman of the meeting and also acted as secretary, and after discussions and due procedures, the Board (except for Mr. Granville Smith, who was medically unable to attend) unanimously adopted the following resolutions:

1 Resolved,  The agreement dated May 6, 1998,  entered with  Carrington  Capital
  Corporation for services rendered agreeing to transfer 50,000 shares of .01 common stock as follows: 25,000 shares as of May 6, 1998, and an additional 25,000.00 shares once trading of the shares commenced on the OTCBB is hereby ratified. Furthermore the Transfer Agent is hereby directed to issue to Carrington Capital Corporation the above described shares of the Company's Common Stock.

Please Initial: Mr. Chamberlin: ___ Mr. Scimeca: ___ Mr. Joffe: ___
Ms. Field: ___

2. Resolved, That the Corporation's entry into the Subscription Agreements attached hereto are hereby ratified and that the Board authorizes it's officers to execute any signed or unsigned Subscription Agreement not yet executed but attached hereto except that each Director will refrain from voting for the Subscription Agreement for himself or herself.

Please Initial: Mr. Chamberlin: ___ Mr. Scimeca: ___ Mr. Joffe: ___
Ms. Field: ___


3. The Board hereby directs that the transfer agent issue to the following persons an amount of the Company's Common Stock as follows:

  Blue Lake Capital Corp.                      630,000
  Michelle Tucker custodian for Shayna Tucker       108,750
  Michelle Tucker custodian for Montana Tucker      108,750
  The Yankee Companies                         435,000
  The Calvo Family Spendthrift Trust                217,500
  G. Richard Chamberlin                        125,000
  Anthony Q. Joffe                              62,500
  Penny L. Adams Field                          62,500

Please Initial: Mr. Chamberlin: ___ Mr. Scimeca: ___ Mr. Joffe: ___
Ms. Field: ___

4. Resolved, The Board hereby authorizes the Yankee Companies, Inc., to compromise the debts listed on Exhibit "E,
Please Initial: Mr. Chamberlin: ___ Mr. Scimeca: ___ Mr. Joffe: ___
Ms. Field: ___

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     5.   Resolved,  The Board hereby  directs that the transfer  agent issue to
          The Yankee Companies 50,000 shares of the Company's Common Stock.

Please Initial: Mr. Chamberlin: ___ Mr. Scimeca: ___ Mr. Joffe: ___
Ms. Field: ___


     6. Resolved, that the Corporation's transfer agent place stop transfer notations among its stop transfer records prohibiting any transactions in the subject certificates except in full compliance with the terms of the subject legend evinced by written instructions from the President of the Corporation or a court order provided by the holder; and be it further

Please Initial: Mr. Chamberlin: ___ Mr. Scimeca: ___ Mr. Joffe: ___
Ms. Field: ___


7. Resolved, that the Corporation's officers and transfer agent be, and they are hereby, authorized, empowered and directed to take all actions either necessary or expedient to accomplish all of the foregoing directives.

Please Initial: Mr. Chamberlin: ___ Mr. Scimeca: ___ Mr. Joffe: ___
Ms. Field: ___


8. Resolved, that the Corporation's Board of Director's shall have Director's meetings every other alternate Friday at 10:30 A.M. beginning January 8, 1999. In the Month of December the Board shall have a regular monthly meeting on Friday, December 11, 1998 at 10:30 A.M. All meetings will be by conference call unless otherwise specified in a Notice of Director's Meeting.

Please Initial: Mr. Chamberlin: ___ Mr. Scimeca: ___ Mr. Joffe: ___
Ms. Field: ___


  Having adopted the foregoing resolutions, upon motion duly made, seconded and unanimously adopted, the Board meeting was terminated.

  The foregoing, based on our best recollection and notes, constitute the actions taken at such special meeting of the Board, and by our execution of these minutes and initials on each page and under each resolution adopted, we do so confirm, effective as of this ___th day of December, 1998.


                           ------------
                      G. Richard Chamberlin
              Chairman and Secretary of the Meeting
                             Director

                          --------------
                     Charles J. Scimeca
                             Director

                           ------------
                         Anthony Q. Joffe
                             Director

                          -------------
                           Penny Field
                             Director
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                           Exhibit "A"
     List of new subscribers for Equity Growth Systems, inc.


Subscriber:                               Shares:        Consideration

Blue Lake Capital Corp.                        630,000        $12,600
Michelle Tucker custodian for Shayna Tucker    108,750        $  2,750
Michelle Tucker custodian for Montana Tucker   108,750        $ 2,750
The Yankee Companies                           435,000        $ 8,700
The Calvo Family Spendthrift Trust             217,500        $ 4,350
The Yankee Companies                             50,000       $ *
G. Richard Chamberlin                          125,000        $ 2,500
Anthony Q. Joffe                                62,500        $ 1,250
Penny L. Adams Field                            62,500        $ 1,250
Carrington Caital Corporartion                  25,000


all of the above shares to be subject to Rule 144 and as such should be properly legended by the stock transfer agent.

* Reimbursement for 50,000 shares paid by The Calvo Family Spendthrift Trust to Carrington Capital Corporation for the benefit of the Company.

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                           Exhibit "B"
List of known outstanding payables for Equity Growth Systems, inc.


1.     Liberty Stock Transfer Company     $   7,200.00
2.     Leo J. Paul                        $ 22,500.00
3.     Joel Baum, Saul Lipson             $   8,000.00
4.     Coutro & Co                        $   1,600.00
5.     G. Richard Chamberlin, Esq         $      276.27
6.     Jerry Spellman                     $130,000.00
7.     William A. Calvo III               $  50,000.00
8.     William A. Calvo III               $100,000.00


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